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                                                                   EXHIBIT 4.2


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

CONTROL NUMBER                                      BIOTIME, INC.                                      SUBSCRIPTION CERTIFICATE FOR


                                         SUBSCRIPTION CERTIFICATE FOR UNITS
                                        VOID IF NOT EXERCISED AT BEFORE 5:00 P.M.
                                  (NEW YORK TIME) ON _______, 2003, THE EXPIRATION DATE.         Rights
                                      THIS SUBSCRIPTION CERTIFICATE IS TRANSFERRABLE
Expiration Date ___, 2003      AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION   SUBSCRIPTION PRICE U.S. $1.40  PER UNIT
                                      CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS)
                                       AT THE OFFICE OF THE SUBSCRIPTION AGENT

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                                                                          CUSIP


THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR
UNITS OR MAY BE ASSIGNED OR SOLD.  FULL INSTRUCTIONS
APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER:

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

The registered owner of this Subscription                          If you exercise fewer than all the Rights represented by this
Certificate, named above, or assignee, is                          subscription Certificate, the subscription agent will issue a new
entitled to the number of Rights to subscribe                      subscription Certificate representing the balance of the
for Units consisting of one common                                 unexercised Rights, provided that the subscription agent has
share, no par value, and one-half of a                             received your properly completed and executed Subscription
warrant to purchase  one common share of                           certificate and payment prior to 5:00 p.m., New York time, on
BioTime, Inc. shown above, in the ratio of                         __________, 2003.  No new Subscription Certificate will be
one Unit for each 8 Rights held, and                               issued after that date.
upon the terms and conditions and at
the price for each Unit specified in the                           IMPORTANT:  Complete appropriate from on reverse
Prospectus dated ____________, 2003.

DATE:  _______________, 2003





BIOTIME, INC.                                                      BIOTIME, INC.


_______________________________________________________            _______________________________________________________
                                    SECRETARY                      VICE PRESIDENT; MEMBER, OFFICE OF THE PRESIDENT

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Countersigned:  American Stock Transfer & Trust Company (New York, N.Y.)
                Subscription Agent

                By: ___________________________________________________
                                    Authorized Signature




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                                               Expiration Date:  ________, 2003


                   PLEASE COMPLETE ALL APPLICABLE INFORMATION
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
     By Mail:                       By Hand:                           By Overnight Courier: To: American Stock
Transfer & Trust Company            Transfer & Trust Company           Transfer & Trust Company
Exchanges and Tenders               Exchanges and Tenders              Exchanges and Tender
59 Maiden Lane                      59 Maiden Lane, Plaza Level        59 Maiden Lane, Plaza Level
New York, New York 10038            New York, New York 10038           New York, New York 10038
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    SECTION 1:  TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of Units indicated as the total of A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

                TO SELL: If I have checked either the box on line C or the box on line D, I authorize the sale of Rights by the subscription agent according to the procedures described in the Prospectus. The check for the proceeds of sale will be mailed to the address of record.

Please check [] below:
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

[]  A.  Subscription                        /8 =                  .000 x          $1.40                     =$
                    -----------------------      ------------------------     ------------------------     -----------------------
                          (Rights Exercised)             (Units Requested)         (Subscription Price)           (Amount Required)

[]  B.  Over-Subscription Privilege                                    .000 x        $1.40                    =$               (*)
                                                 ------------------------     ------------------------     -----------------------
                                                         (Units Requested)         (Subscription Price)           (Amount Required)
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    Amount of Check Enclosed or Amount in Notice of Guaranteed Delivery
    (total of A + B)  = $
                        -----------------------------

    Make check payable to the order of "BioTime, Inc."

    (*) The Over-Subscription Privilege can be exercised by certain shareholders only, as described in the Prospectus.

[]  C.  Sell any remaining unexercised Rights

[]  D.  Sell all of my Rights.

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

 _________________________________________________________  Please provide your telephone number        Day (   )_________________
 Signature of Subscriber(s)/Seller(s)                                                                 Evening(   )________________
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Social Security Number or Tax ID Number: _________________________________

SECTION II:  TO TRANSFER RIGHTS: (except pursuant to C and D above)

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

For value received, _______________________________   of the Rights represented by this Subscription Certificate are assigned to

--------------------------------------------------------  ----------------------------------------------------------------
 Social Security Number or Tax ID Number of Assignee                (Print Full Name of Assignee)

--------------------------------------------------------  ----------------------------------------------------------------
 Signature(s) of Assignor(s)                              (Print Full Address including postal Zip Code)
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The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT: For transfer, a signature guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.


    SIGNATURE GUARANTEED BY:

----------------------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

[ ] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

        NAME(S) OF REGISTERED OWNER(S):
        WINDOW TICKET NUMBER (IF ANY):
        DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
        NAME OF INSTITUTION WHICH GUARANTEED DELIVERY: